EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree as follows:

(i)	Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D and any amendment thereto is filed on behalf of each of them; and

(ii)	Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: February 16, 2016

TALLGRASS ENERGY HOLDINGS, LLC

By:	/s/ David G. Dehaemers, Jr.
	Name:	David G. Dehaemers, Jr.
	Title:	President and CEO

TALLGRASS ENERGY GP, LP

By: TEGP Management, LLC, its general partner

By:	/s/ David G. Dehaemers, Jr.
	Name:	David G. Dehaemers, Jr.
	Title:	President and CEO

TEGP MANAGEMENT, LLC

By:	/s/ David G. Dehaemers, Jr.
	Name:	David G. Dehaemers, Jr.
	Title:	President and CEO

TALLGRASS DEVELOPMENT, LP

By: Tallgrass Energy Holdings, LLC, its general partner

By:	/s/ David G. Dehaemers, Jr.
	Name:	David G. Dehaemers, Jr.
	Title:	President and CEO

TALLGRASS EQUITY, LLC

By:	/s/ David G. Dehaemers, Jr.
	Name:	David G. Dehaemers, Jr.
	Title:	President and CEO

TALLGRASS OPERATIONS, LLC

By:	/s/ David G. Dehaemers, Jr.
	Name:	David G. Dehaemers, Jr.
	Title:	President and CEO